Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK


PUBLIC SERVICE COMPANY OF NEW
MEXICO, HVOLT ENTERPRISES,INC., HVK,
INC., and HVNM, INC.,

           Plaintiffs,                     Index No.

               vs.                             COMPLAINT
                                               ---------

     WESTERN RESOURCES, INC.,

            Defendant.



    Plaintiffs, Public Service Company of New Mexico ("PNM"), HVOLT Enterprises, Inc. ("HVOLT"), HVK, Inc. ("HVK"), and HVNM, Inc. ("HVNM" and, together with PNM, HVOLT, and HVK, the "Plaintiffs"), by their counsel Pillsbury Winthrop LLP, for their complaint allege as follows:

                                  INTRODUCTION
                                  ------------

    1. This action seeks money damages for breach of contract and several declarations, pursuant to Section 3001 of the Civil Practice Law and Rules, construing the meaning and scope of an agreement among Plaintiffs and defendant Western Resources, Inc. ("WRI"). In the Agreement and Plan of Restructuring and Merger among WRI, HVOLT, PNM, HVK and HVNM dated as of November 8, 2000 (the "Transaction Agreement"), the parties agreed to a multi-step transaction that would result in (a) WRI's non-utility assets being "split-off" to WRI's shareholders; (b) the combination of PNM (through a holding company in the process of being formed) with HVOLT; and (c) the combination of WRI with HVOLT. As a result of these steps, if successful, PNM and the utility assets of WRI would be owned by a common parent - HVOLT - and the former shareholders of PNM and WRI would be shareholders of HVOLT. The first step in this process requires the split-off of the non-utility businesses, including certain non-utility assets, of WRI, all of which would be owned by Westar Industries, Inc. ("Westar"), a direct, wholly-owned subsidiary of WRI, in the form of a share exchange with existing WRI shareholders. The split-off is a condition precedent to PNM's obligations to complete the transaction.

    2. The State Corporation Commission of the State of Kansas (the "KCC") has asserted jurisdiction over the split-off and has ruled, in two separate orders, that the split-off is unlawful and cannot be completed with or without the other transactions set forth in the Transaction Agreement. These orders prevent WRI from satisfying the conditions precedent to PNM's obligation to complete the transaction that the split-off occur and that there be no order enjoining or prohibiting the transaction. The KCC also rejected WRI's request for a rate increase and, instead, ordered a reduction in WRI's electric rates. Such reduction in WRI rates would have a "material adverse effect" on the combined enterprise, entitling PNM and HVOLT to terminate the Transaction Agreement. The

KCC orders have also resulted in the breach of the representation and warranty made by WRI to HVOLT that the split-off did not require regulatory approval.

    3. Following the KCC orders prohibiting the split-off, WRI has proposed alternatives to the split-off, none of which are permitted by the Transaction Agreement. WRI provided information to PNM about only one of those alternatives, which would result in dilution of the interests of PNM shareholders. WRI maintains that this alternative is permitted under the Transaction Agreement, does not require PNM consent, and entitles WRI shareholders to additional shares of HVOLT. PNM does not agree with WRI.

    4. As a result of these breaches and failures of condition precedent, PNM and HVOLT seek:

    o A declaratory judgment that the condition precedent requiring the split-off cannot be satisfied and that, as a result, PNM is not obligated to perform its obligations under the Transaction Agreement.

    o A declaratory judgment that the condition precedent requiring that there be no order enjoining or otherwise prohibiting the consummation of the transactions contemplated in the Transaction Agreement cannot be satisfied and that, as a result, PNM is not obligated to perform its obligations under the Transaction Agreement.

    o A declaratory judgment that any alternatives to the split-off that are materially different from the Transaction Agreement cannot satisfy the condition precedent that the split-off occur prior to the mergers.

    o A declaratory judgment that any alternatives to the split-off that are materially different from the Transaction Agreement do not entitle WRI shareholders to additional shares of HVOLT.

    o A declaratory judgment that HVOLT is not obligated to effect the transaction because of the material adverse effect of the KCC rate orders.

    o A declaratory judgment that the termination date of the Transaction Agreement is December 31, 2001.

    o A declaratory judgment that, as a result of the KCC orders denying WRI the ability to complete the split-off, PNM is not obligated to seek shareholder and KCC approval of the Transaction Agreement.

    o Damages resulting from WRI's breach of its representation and warranty to HVOLT that the split-off did not require regulatory approval.

                         PARTIES, JURISDICTION AND VENUE
                         -------------------------------

    5. Plaintiff PNM is a New Mexico corporation, with its principal place of business at Alvarado Square, Albuquerque, New Mexico 87158. PNM is a certificated public utility company regulated by the New Mexico Public Regulation Commission and is primarily engaged in the generation, transmission, distribution and sale of electricity and in the transmission, distribution and sale of natural gas.

    6. Plaintiff HVOLT is a Delaware corporation and is an indirect, wholly-owned subsidiary of PNM. PNM and WRI would become wholly-owned subsidiaries of HVOLT, if the transactions provided for in the Transaction Agreement were consummated.

    7. Plaintiff HVK is a Kansas corporation and is an indirect, wholly-owned subsidiary of PNM. HVK is the HVOLT subsidiary into which WRI would merge, if the transactions provided for in the Transaction Agreement were consummated.

    8. Plaintiff HVNM is a New Mexico corporation and is an indirect, wholly-owned subsidiary of PNM. HVNM is the HVOLT subsidiary into which PNM, through a holding company, would merge, if the transactions provided for in the Transaction Agreement were consummated.

    9. Defendant WRI is a Kansas corporation, with its principal place of business at 818 South Kansas Avenue, Topeka, Kansas 66612. WRI is a certificated public utility regulated by the KCC and through its division, Kansas Power & Light, and its wholly-owned subsidiary, Kansas Gas & Electric, provides retail electric service to approximately 345,000 industrial, commercial, and residential customers. Through its wholly-owned subsidiary, Westar, WRI has interests in non-utility businesses, such as an 85 percent interest in Protection One, Inc., a 100 percent interest in Protection One Europe, and a 45 percent interest in ONEOK, Inc.

    10. This action arises out of a contract covering not less than $1 million, containing a provision choosing New York law to govern and a provision in which the parties agreed to submit to the jurisdiction of the courts of this State, and venue in New York County. Accordingly, this Court has personal jurisdiction over the defendant and venue is proper in this County.

                               FACTUAL BACKGROUND
                               ------------------

The Transaction Agreement
-------------------------

    11. The combination of PNM and the utility business of WRI is set out in the Transaction Agreement. (The Transaction Agreement, without exhibits, is attached as Exhibit A). The other parties to the Transaction Agreement - HVOLT, HVK and HVNM - are corporations formed to facilitate the transaction.

    12. Because WRI owns both utility assets and, through its wholly-owned subsidiary, Westar, non-utility assets, the Transaction Agreement requires that, prior to the combination of PNM and WRI, WRI divest itself of its ownership of Westar through a split-off of Westar to WRI's shareholders, to be effected through a partial share exchange. The Transaction Agreement contemplates an integrated three-step transaction. First, WRI would split-off Westar to WRI's shareholders. Second, HVK would combine with WRI, which, at this point, would consist only of the remaining utility assets of WRI. Third, PNM would combine with HVNM. The result would be that WRI and PNM (through a holding company) would be wholly-owned subsidiaries of HVOLT, and the former shareholders of PNM and WRI would be shareholders of HVOLT. (Attached as Exhibit B are diagrams summarizing the present structure of the parties and the structure upon completion of the transactions provided for in the Transaction Agreement). The relative ownership of HVOLT by each party's shareholders was a key economic term of the parties' agreement.

The Split-Off
-------------

    13. The "Split-Off" is defined in the Transaction Agreement and in the Asset Allocation and Separation Agreement between WRI and Westar (the "Allocation and Separation Agreement," a copy of which is attached as Exhibit C) as follows:

    o The Split-Off is defined as the delivery by WRI "to its shareholders [of] its then entire ownership interest in [Westar]... in exchange for a portion of their shares of the Company [WRI] Common Stock on the terms and conditions contained herein and in the Asset Allocation and Separation Agreement . . . and the other agreements and term sheets attached thereto," which are collectively defined as the "Split-Off Agreements." (Ex. A, p.1, Third "WHEREAS" Clause).

    o The Allocation and Separation Agreement describes the Split-Off as "all outstanding shares of Westar Common Stock then held by Western [WRI] be[ing] distributed to Western's [WRI's] shareholders in exchange for a portion of the shares of Western [WRI] common stock held by such shareholders." (Ex. C, p. 1, Second "WHEREAS" Clause)

The Split-Off is a Condition Precedent to PNM's Obligations
-----------------------------------------------------------

    14. WRI has an absolute obligation to "effect, and cause Westar to effect, the Split-Off." (Ex. A., Section 1.1). The obligation of PNM to effect the transaction is conditioned on the Split-Off having been "consummated in accordance with the terms [of the Transaction Agreement] and [of the] Allocation and Separation Agreement." (Id., Section 8.1(g)).

WRI Represents and Warrants That KCC Approval of the Split-Off is Not Required
------------------------------------------------------------------------------

    15. In Section 3.02(d) of the Allocation and Separation Agreement, WRI represents and warrants that "[e]xcept as set forth on Schedule 3.02(d), no consent, approval, order, authorization of . . . or filing with, any Governmental Entity is required in connection with the making or performance by Western [WRI] of the [Allocation and Separation Agreement]." (Ex. C, Section 3.02(d)). The KCC is included within the definition of a "Government Entity" in the Allocation and Separation Agreement. (Id., Section 1.01). HVOLT is a beneficiary of this representation and warranty. (Id., Section 8.04). Schedule 3.02(d) references only KCC or Federal Energy Regulatory Commission approval for the issuance of common stock and convertible preference stock; it does not list any approvals required for the Split-Off. (Id., Schedule 3.02(d)). As described below, the KCC has asserted jurisdiction over the divestiture of WRI's non-utility businesses and has enjoined WRI and Westar from consummating the Split-Off as required by the transaction agreements.

The Adjustment Shares
---------------------

    16. Were the Split-Off to occur as required in the Transaction Agreement and the Allocation and Separation Agreement and the combinations of PNM and HVNM and WRI and HVK also occurred, the Transaction Agreement sets forth how shares in HVOLT, the new parent corporation of both PNM and WRI, must be issued to the former shareholders of PNM and WRI: PNM shares are to be exchanged one share of PNM for one share of HVOLT. (Ex. A, Section 3.2(c)(i)).

    17. The Transaction Agreement provides that the aggregate number of HVOLT shares that WRI shareholders would receive is fixed at 55 million shares, plus any "Adjustment Shares." (Id., Section 3.2(b)(ii)(A)). In Section 6.1(iv) of the Transaction Agreement, WRI covenants that it will not "transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber" any property or assets, other than in the ordinary and usual course of business and not in excess of $50 million in the aggregate in any calendar year. If WRI debt reductions fall within this $50 million limit, WRI shareholders are then entitled to additional "Adjustment Shares" of HVOLT according to the formula in
Section 3.2(b)(ii)(A).

    18. The only exception to the $50 million cap in the Transaction Agreement is contained in WRI's Company Disclosure Letter, which deals with a limited rights offering of Westar securities. On October 5, 2000, prior to the execution of the Transaction Agreement, Westar filed a registration statement on Form S-1 (the "October 2000 S-1") with the United States Securities and Exchange Commission. This limited rights offering, which contemplated the sale of a maximum of twenty percent of the Westar stock held by WRI, was the only sale of Westar stock by WRI excepted in the Company Disclosure Letter from WRI's covenants, representations and warranties in the Transaction Agreement that WRI would not, among other things, engage in any transaction outside the ordinary and usual course of business.

The KCC Prohibits the Split-Off
-------------------------------

    19. By order dated May 8, 2001, the KCC initiated an investigation of WRI's proposal to split-off Westar, including the share exchange and the rights offering. (The May 8, 2001 KCC order is attached as Exhibit D). In its order, the KCC took note of WRI's heavy debt, the recent downgrading of WRI by rating agencies, and noted that "the terms and conditions for the combination [of PNM and the utility assets of WRI] require the successful separation and `split-off' of Westar from WRI prior to completion and effectiveness of the merger." (Ex. D, P. P. 6-10, 12). As a result of these factors, and concerned with the possible effect of the Split-Off on WRI's ratepayers, the KCC required WRI to, among other things, submit documents and attend a hearing.

    20. By order dated May 22, 2001, the KCC (a) declared that the Allocation and Separation Agreement was of no legal effect, absent approval by the KCC; (b) prohibited WRI from causing Westar to complete the rights offering; and (c) set a hearing for June 12, 2001. (The May 22, 2001 order of the KCC is attached as Exhibit E).

    21. Following a hearing, by order dated July 20, 2001 (the "Split-Off Order"), the KCC asserted that it had jurisdiction and determined that the Split-Off, as proposed by WRI, is adverse to the public interest. (The Split-Off Order is attached as Exhibit F). The KCC ruled that:

    o "The split-off, as presently designed, is inconsistent with the public interest." (Ex. F,P. 11).

    o "Regardless of the post-split-off scenario, WRI will be worse off than if the split-off, as designed, had not occurred, because the split-off leaves WRI with debt related to assets it no longer would own." (Id.,P.
         27).

    o "WRI still will be worse off with the split-off than without it." (Id.,P. 28).

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

    o "What we are disapproving is a split-off whose premise is a utility with an unbalanced debt-equity ratio." (Id.,P. 46).

The KCC specifically ordered that:

    o "WRI shall refrain, and cause...Westar...to refrain, from entering into any agreement which will directly or indirectly, increase the share of debt in...[the] capital structure [of WRI's utility businesses], including, without limitation, the [S]plit-[O]ff and the related Transactions." (Id., p. 41,P. B).

    o "WRI shall take no action, and cause...Westar...to take no action, including but not limited to, actions pursuant to an interaffiliate contract to which it is now a party, that would directly increase the share of debt in...[the] capital structure [of WRI's utility businesses], including, without limitation, the completion of the [S]plit-[O]ff and related Transactions." (Id.,P. C).

    o "The Asset Allocation [and Separation] Agreement is prohibited as contrary to the public interest and shall have no force and effect." (Id., p. 42,P. F).

The KCC also ruled that the PNM transaction, as well as any other merger transaction, would not resolve the problems it found with the Split-Off. In fact, the KCC ordered WRI to file, by October 18, 2001, a debt reduction plan designed "to restore WRI to financial health, to achieve a balanced capital structure, and to protect ratepayers from the risks of the nonutility businesses" consistent with the prohibition and parameters contained in the Split-Off Order, which included not looking to the merger transaction for the solution. (Id., P. G).

Reconsideration of the Split-Off Order
--------------------------------------

    22. At the request of WRI and other interested parties, the KCC reconsidered its Split-Off Order and, by order dated October 3, 2001 (the "Reconsideration Order"), ruled that the Split-Off is no longer a possibility. (The Reconsideration Order is attached as Exhibit G). In the Reconsideration Order, the KCC ruled that:

    o    "[T]he Commission [KCC] has forbidden" the Split-Off. (Ex. G,P. 5).

    o "The Commission [KCC] made clear that such a split-off would be unlawful, whether achieved on a standalone basis or as part of a merger." (Id.,P. 36).

    o "The Commission [KCC] banned the split-off in any form, accompanied or unaccompanied by a merger." (Id.,P. 37).

    o "As a corollary to the Commission's [KCC's] finding that the split-off, as designed, was unlawful, the Commission [KCC] found that the merger itself could not correct the unlawfulness." (Id.,P. 39).

    o "The Commission [KCC] determined that the harm inflicted on WRI and its ratepayers by the split-off was uncorrectable." (Id.).

    23. The Split-Off Order and the Reconsideration Order prevent the satisfaction of the condition precedent that the Split-Off occur on or before

December 31, 2001. (Ex. A, Section 8.1(g)). These orders also result in the failure of the condition precedent that there be no order that enjoins or otherwise prohibits the mergers or the other transactions contemplated by the Transaction Agreement. (Id., Section 8.1(e)). WRI has appealed the Split-Off Order to Kansas state court. This appeal does not satisfy the conditions precedent.

WRI Attempts to Replace the Split-Off
-------------------------------------

    24. WRI suggested that it would accomplish the divestiture of Westar through an initial public offering (the "IPO") of the Westar securities currently owned by WRI. Under this suggestion, the sale of Westar securities would result in WRI receiving an estimated $800 million of proceeds. WRI asserted that this reduction in debt would result in a corresponding increase in the number of Adjustment Shares due to WRI shareholders.

    25. PNM told WRI that this suggestion was inconsistent with the Transaction Agreement and could not be accomplished without an amendment of the agreement and PNM's consent. While PNM does not object to a plan to reduce WRI debt in compliance with the KCC's orders, it does not, and cannot, agree with WRI's assertion that a reduction of debt of this magnitude would entitle WRI shareholders to the issuance of Adjustment Shares, since to do so would entail dilution of PNM shareholders to an extent and in a manner not permitted or contemplated by the Transaction Agreement.

KCC Rate Order
--------------

    26. On or about November 27, 2000, WRI applied to the KCC for an approximately $151 million increase in its utility annual rates.

    27. By order dated July 25, 2001 (the "KCC Rate Order"), the KCC ruled that WRI's utility revenue be decreased by a total of $22.7 million. (The KCC Rate Order is attached as Exhibit H). The KCC Rate Order also required that revenue from wholesale power sales be applied to benefit retail ratepayers (in the form of further reduced rates) instead of the shareholders of WRI. Upon reconsideration, the KCC slightly increased the allowed rates; however, even with the reconsidered rates, the order still results in a net reduction of approximately $15.7 million in WRI's annual utility revenue - a difference of more than $165 million from what was requested. (The September 5, 2001 reconsideration order is attached as Exhibit I).

    28. Section 8.2(f) of the Transaction Agreement subjects the obligations of HVOLT to the condition that no "law, regulation, ruling, order or decree (or new interpretation of any of the foregoing) affecting the Company [WRI] or Kansas Gas and Electric Company shall have been adopted, amended or issued that, individually or in the aggregate, would have a material adverse effect on the financial condition, business, assets or results of operations of Parent [HVOLT]...PNM and the Company [WRI] (together with their respective Subsidiaries) taken as a whole." This section then goes on to reflect the specific agreement of the parties that any reduction in revenue would constitute a "material adverse effect." It provides that "[i]n determining whether this condition has been satisfied, Parent [HVOLT] (i) shall also take into account the effects of any ruling, order or decree by any Governmental Entity...on the electric rates and charges of the Company [WRI] and Kansas Gas and Electric Company or on the revenue potential of the Company [WRI] and Kansas Gas and Electric Company as existing on the date of this Agreement." This section reflects the parties' agreement that a specific event - a reduction in "revenue potential" - would constitute a "material adverse effect," thus permitting termination of the Transaction Agreement.

    29. PNM advised WRI and other interested parties in Kansas that PNM intended to refinance the debt of WRI by issuing debt at the HVOLT level post-closing and using the proceeds to infuse additional equity in WRI to reduce WRI debt levels to investment grade levels. PNM then contemplated that the cash flows of WRI, at a minimum as existing at the time of the Transaction Agreement, enhanced by additional wholesale revenues achieved through the application of PNM's wholesale marketing strategy, would be available for dividends to HVOLT to retire the new debt issues at the HVOLT level. Thus, any decrease in the revenue potential of WRI, especially when coupled with the KCC ruling applying wholesale revenues to decrease retail revenues, materially and adversely affects the financial viability of HVOLT and its combined enterprises on a going forward basis. The KCC Rate Order constitutes a "material adverse effect" as defined in the Transaction Agreement and relieves PNM and HVOLT of their obligation to proceed with the transaction.

Termination As a Result of WRI's Breach of the Transaction Agreement
--------------------------------------------------------------------

    30. PNM may terminate the Transaction Agreement if "there has been a material breach by the Company [WRI] of any material representation, warranty, covenant or agreement contained in the [Transaction] Agreement that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by PNM to the Company [WRI]." (Ex. A, Section 9.4(b)). The Split-Off Order and the Reconsideration Order have resulted in a breach of a material agreement by WRI - that it effect the Split-Off. (Id., Section 1.1). This breach cannot be cured by WRI. As a result of this material breach by WRI, PNM is entitled to terminate the Transaction Agreement.

Termination As a Result of Failures of Conditions Precedent
-----------------------------------------------------------

    31. The Split-Off Order and the Reconsideration Order are "Final Orders," as that term is defined in Section 8.1(d) of the Transaction Agreement, and these orders prevent WRI from satisfying two conditions precedent to the obligations of PNM under the Transaction Agreement - the Split-Off in the form of a share exchange (Id., Section 8.1(g)) and that there be no order enjoining or prohibiting the mergers or the transactions contemplated under the Transaction Agreement. (Id., Section 8.1(e)). While the KCC has left the door open for alternative WRI proposals regarding the divestiture of Westar and the reduction of WRI debt, there is nothing that the parties can do to "cure" that will result in KCC approval of the Split-Off.

    32. In Section 9.2(a), PNM may terminate the Transaction Agreement if the mergers are not consummated by the "Termination Date," which is defined in the agreement as December 31, 2001. As set forth above, it is impossible to satisfy the conditions precedent contained in Sections 8.1(e) and (g). Accordingly, WRI is in material breach of the Transaction Agreement. Therefore, pursuant to
Section 9.2(a), PNM may terminate the Transaction Agreement.

PNM's Obligation to Seek KCC and Shareholder Approval
-----------------------------------------------------

    33. Section 7.5 of the Transaction Agreement requires PNM, among other things, to make all filings with Governmental Entities necessary to secure approval of the transaction and to obtain shareholder approval of the transaction. Also, Section 6.3 of the Transaction Agreement generally requires PNM to take whatever action is necessary to consummate the transaction. The Split-Off Order and the Reconsideration Order have rendered two conditions precedent - the Split-Off and the absence of any order enjoining any aspect of the transaction - impossible and the economics of the combined entity have been materially and adversely affected by rate reductions.

    34. Requiring PNM to proceed with the futile exercise of requesting approval of the transactions from the KCC, following the KCC's ruling rendering conditions precedent impossible, would be a meaningless and unreasonable exercise. Similarly, seeking shareholder approval and taking any other action required to consummate the transaction would be an exercise in futility.

                  First Cause of Action (declaratory judgment)
                  --------------------------------------------

    35. PNM realleges paragraphs 1-34.

    36. Under the Transaction Agreement, a condition precedent to PNM's obligation to perform is that the Split-Off, in the form of a share exchange, has occurred. PNM's obligation to perform is also subject to a condition precedent that there be no order enjoining or otherwise prohibiting the mergers or the transactions under the Transaction Agreement. As a result of the Split-Off Order and the Reconsideration Order, these conditions have not and cannot be satisfied on or prior to the Termination Date of December 31, 2001.

    37. A justiciable controversy exists between PNM and WRI.

    38. PNM is entitled to a declaratory judgment that the conditions precedent set forth in Sections 8.1(e) and (g) of the Transaction Agreement requiring the Split-Off in the form of a share exchange and that there be no order enjoining or otherwise prohibiting the mergers or the transactions under the Transaction Agreement have not and cannot be satisfied on or prior to the Termination Date of December 31, 2001 and that, as a result, PNM is not obligated to perform its obligations under the Transaction Agreement.

                  Second Cause of Action (declaratory judgment)
                  ---------------------------------------------

    39. PNM realleges paragraphs 1-34.

    40. WRI's position that it can alter the transactions required by the Transaction Agreement for the Split-Off, is inconsistent with the terms of the Transaction Agreement and cannot be accomplished without an amendment of the Transaction Agreement and PNM's approval.

    41. A justiciable controversy exists between PNM and WRI.

    42. PNM is entitled to a declaratory judgment that any alternatives to the Split-Off that are materially different from the terms of the Transaction Agreement cannot satisfy the condition precedent that a "Split-Off" occur prior to the mergers.

                  Third Cause of Action (declaratory judgment)
                  --------------------------------------------

    43. PNM realleges paragraphs 1-34.

    44. The portion of the Transaction Agreement specifying the formula for determining the number of Adjustment Shares WRI shareholders can receive, does not apply to any transaction that is materially different from the terms of the Transaction Agreement.

    45. A justiciable controversy exists between PNM and WRI.

    46. PNM is entitled to a declaratory judgment that Section 3.2(b)(ii)(A) of the Transaction Agreement ("Adjustment Shares") does not apply in the case of any alternatives to the Split-Off that are materially different from the terms of the Transaction Agreement, and that the proceeds of any such alternatives received by WRI shall not be considered "proceeds (net of expenses relating to such sale) from the sale of Westar securities received by the Company [WRI]" as set forth in Section 3.2(b)(ii)(A)(x)(i) of the Transaction Agreement.

                  Fourth Cause of Action (declaratory judgment)
                  ---------------------------------------------

    47. HVOLT realleges paragraphs 1-34.

    48. Section 8.2(f) of the Transaction Agreement subjects HVOLT's obligation to effect the transaction to the condition that there be no final regulatory order affecting the rates of WRI, that has a material adverse effect on the financial condition, business, assets or results of operations of HVOLT, PNM and WRI, taken as a whole, taking into consideration the effect on the revenue potential of WRI. By order dated, July 25, 2001, as amended, the KCC issued an order that had an overall negative impact on WRI's revenue potential by reducing rates by approximately $15.7 million and ruled that increases in wholesale revenues would be used to decrease retail revenues.

    49. A justiciable controversy exists between HVOLT and WRI.

    50. HVOLT is entitled to a declaratory judgment that the KCC Rate Order, as amended, constitutes a material adverse effect under Section 8.2(f) of the Transaction Agreement and, as a result, HVOLT is not obligated to effect the transaction.

                  Fifth Cause of Action (declaratory judgment)
                  --------------------------------------------

    51. PNM realleges paragraphs 1-34.

    52. In Section 9.2(a), PNM may terminate the Transaction Agreement if the mergers are not consummated by December 31, 2001. The Split-Off Order and the Reconsideration Order have resulted in a failure to satisfy conditions precedent, a failure that cannot be cured.

    53. A justiciable controversy exists between PNM and WRI.

    54. PNM is entitled to a declaratory judgment that, pursuant to Section 9.2(a) of the Transaction Agreement, the Termination Date of the Transaction Agreement is December 31, 2001.

                   Sixth Cause of Action (breach of contract)
                   ------------------------------------------

    55. HVOLT realleges paragraphs 1 -34.

    56. WRI, in the Allocation and Separation Agreement, represented and warranted that KCC approval was not required for the Split-Off of its nonutility businesses. The KCC has asserted jurisdiction and has issued orders enjoining WRI and Westar from proceeding with the Split-Off in the form mandated by the parties' agreements. As a result of these orders, WRI is in material breach of the Allocation and Separation Agreement.

    57. HVOLT is designated as a third-party beneficiary of the Allocation and Separation Agreement and, in particular, of WRI's representation and warranty that KCC approval was not required for the Split-Off.

    58. HVOLT has been damaged by WRI's breach of the Allocation and Separation Agreement and is entitled to damages, in an amount to be proven at trial.

                 Seventh Cause of Action (declaratory judgment)
                 ----------------------------------------------

    59. PNM realleges paragraphs 1-34.

    60. The orders of the KCC have made PNM's obligations under Sections 6.3 and
7.5 of the Transaction Agreement to seek shareholder, KCC, and other approvals of the transaction and to do all things necessary to consummate the transactions futile and meaningless.

    61. A justiciable controversy exists between PNM and WRI.

    62. PNM is entitled to a declaratory judgment that PNM is not required to comply with its obligations under Sections 6.3 and 7.5 of the Transaction Agreement as a result of the Split-Off and Reconsideration Orders.

    WHEREFORE, Plaintiffs Public Service Company of New Mexico, HVOLT Enterprises, Inc., HVK, Inc. and HVNM, Inc. demand:

    a. a declaratory judgment that the conditions precedent set forth in Sections 8.1(e) and (g) of the Transaction Agreement requiring a Split-Off in the form of a share exchange and that there be no order enjoining or otherwise prohibiting the mergers or the transactions under the Transaction Agreement have not and cannot be satisfied on or prior to the Termination Date of December 31, 2001 and that, as a result, PNM is not obligated to perform its obligations under the Transaction Agreement;

    b. a declaratory judgment that any alternatives to the Split-Off that are materially different from the terms of the Transaction Agreement cannot satisfy the condition precedent that a "Split-Off" occur prior to the mergers;

    c. a declaratory judgment to that Section 3.2 (b)(ii)(A) of the Transaction Agreement ("Adjustment Shares") does not apply in the case of any alternatives to the Split-Off that are materially different from the terms of the Transaction Agreement, and that the proceeds of any such alternatives received by WRI shall not be considered "proceeds (net of expenses relating to such sale) from Westar securities received by the Company [WRI]" as set forth in Section 3.2(b)(ii)(A)(x)(i) of the Transaction Agreement;

    d. a declaratory judgment that the KCC Rate Order, as amended, constitutes a material adverse effect under Section 8.2(f) of the Transaction Agreement and, as a result, HVOLT is not obligated to effect the transaction;

    e. a declaratory judgment that, pursuant to Section 9.2(a) of the Transaction Agreement, the Termination Date of the Transaction Agreement is December 31, 2001;

    f. judgment against defendant WRI in favor of plaintiff HVOLT for breach of the Allocation and Separation Agreement, in an amount to be determined at trial;
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

    g. a declaratory judgment that PNM is not required to comply with its obligations under Sections 6.3 and 7.5 of the Transaction Agreement as a result of the Split-Off Order and the Reconsideration Order; and

    h. granting such other and further relief as the Court may deem just and proper.

Dated:   New York, New York
         October 12, 2001



                                                    PILLSBURY WINTHROP LLP


                                                -----------------------------
                                                        E. Leo Milonas
                                                        David M. Lindley
                                                        Leo T. Crowley


                                                One Battery Park Plaza
                                                New York, New York  10004
                                                212.858.1000

                                                Attorneys for Plaintiffs


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